Exhibit 99.3

HarborOne®

HARBORONE BANCORP, INC.
ATTN: INEZ FRIEDMAN-BOYCE
770 OAK STREET
BROCKTON, MA 02301

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on August 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HONE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on August 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76614-S17339 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARBORONE BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 3.

		For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger (the "merger agreement"), dated as of April 24, 2025, by and among Eastern Bankshares, Inc. ("Eastern"), Eastern Bank, HarborOne, and HarborOne Bank, pursuant to which HarborOne will merge with and into Eastern, with Eastern as the surviving entity (the "merger") and, following the merger, at a time to be determined by Eastern, HarborOne Bank will merge with and into Eastern Bank, with Eastern Bank as the surviving bank (the "Merger Proposal");	☐	☐	☐
2.	A proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of HarborOne in connection with the merger (the "Merger-Related Compensation Proposal"); and	☐	☐	☐
3.	A proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement (the "Adjournment Proposal").	☐	☐	☐

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be held on August 20, 2025. The Notice of the Special Meeting and the Proxy Statement/Prospectus are available at: www.proxyvote.com V76615-S17339 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HarborOne Bancorp, Inc. The undersigned appoints Joseph F. Casey and Inez H. Friedman-Boyce, and each of them acting singly, as proxies, each with the power to appoint his or her substitute Stephen W. Finocchio, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on June 20, 2025 at the Special Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on August 20, 2025, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER PROPOSAL; FOR APPROVAL OF THE MERGER-RELATED COMPENSATION PROPOSAL; AND FOR APPROVAL OF THE ADJOURNMENT PROPOSAL. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. (Continued and to be marked, dated and signed, on the other side)

HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on August 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on August 8, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76616-S17339 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HARBORONE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3. 1. A proposal to approve the Agreement and Plan of Merger (the “merger agreement”), dated as of April 24, 2025, by and among Eastern Bankshares, Inc. (“Eastern”), Eastern Bank, HarborOne, and HarborOne Bank, pursuant to which HarborOne will merge with and into Eastern, with Eastern as the surviving entity (the “merger”) and, following the merger, at a time to be determined by Eastern, HarborOne Bank will merge with and into Eastern Bank, with Eastern Bank as the surviving bank (the “Merger Proposal”); 2. A proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of HarborOne in connection with the merger (the “Merger-Related Compensation Proposal”); and 3. A proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement (the “Adjournment Proposal”). For Against Abstain Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be held on August 20, 2025. The Notice of the Special Meeting and the Proxy Statement/Prospectus are available at: www.proxyvote.com V76617-S17339 ESOP and HarborOne 401(k) Plan Vote Authorization Form HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and the trustee of the HarborOne 401(k) Plan (the “HarborOne 401(k) Plan”) to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at the Special Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on August 20, 2025, or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Special Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Special Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR PROPOSALS 1, 2 AND 3. (Continued and to be marked, dated and signed, on the other side)